Exhibit 23.2



                         [KPMG PEAT MARWICK LETTERHEAD]



                        Consent of Independent Auditors

The Board of Directors
Cornerstone Realty Income Trust, Inc.:

We consent to the inclusion of our report dated April 25, 1996, with respect to the historical summary of operating revenue and expenses of Ashley Park Apartments for the year ended December 31, 1995, which report appears in the Form 8-K of Cornerstone Realty Income Trust, Inc. dated June 14, 1996.

                                        /s/ KPMG PEAT MARWICK, LLP

Richmond, Virginia
June 14, 1996